UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Issuance of 2.650% Senior Secured Notes due 2030

On September 21, 2020, Universal Health Services, Inc. (the “Company”) completed its previously announced offering of $800 million aggregate principal amount of 2.650% Senior Secured Notes due 2030 (the “2030 Notes”). The 2030 Notes were offered only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2030 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 2030 Notes were issued and sold pursuant to the Purchase Agreement, dated September 10, 2020, among the Company and certain of its subsidiaries, as guarantors, and J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives (the “Representatives”) of the several initial purchasers named therein (the “Initial Purchasers”).

The 2030 Notes were issued under an Indenture, dated as of September 21, 2020 (the “Indenture”), among the Company, the subsidiary guarantors party thereto, MUFG Union Bank, N.A., as trustee (the “Trustee”) and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”).

Indenture and the 2030 Notes

Guarantees. The Indenture, and the form of the 2030 Notes, which is attached as an exhibit to the Indenture, provide, among other things, that the 2030 Notes are guaranteed (the “Guarantees”) on a senior secured basis by all of the Company’s existing and future direct and indirect subsidiaries (the “Subsidiary Guarantors”) that guarantee the Company’s Credit Agreement, dated as of November 15, 2010, as amended, restated or supplemented from time to time, by and among the Company, the several lenders from time to time parties thereto, Credit Agricole Corporate and Investment Bank, Mizuho Corporate Bank LTD., Royal Bank of Canada and The Royal Bank of Scotland PLC, as co-documentation agents, Bank of Tokoyo-Mitsubishi UFJ Trust Company, Bank of America N.A. and Suntrust Bank, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent (the “Senior Credit Facility”)or other first lien obligations or any junior lien obligations. Under certain circumstances, the Subsidiary Guarantors may be released from their Guarantees without the consent of the holders of the 2030 Notes, including if the 2030 Notes have an investment grade rating from both Moody’s Investor Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”), no default has occurred and is continuing, the guarantees of other first lien and any junior lien obligations have been released and the liens on the collateral securing all first lien obligations and any junior lien obligations have been released. Any Guarantee will also be released if that Subsidiary Guarantor’s guarantees of the Senior Credit Facility, other first lien obligations and any junior lien obligations are released.

Collateral. The 2030 Notes and the Guarantees are secured by first-priority liens, subject to permitted liens, on certain of the Company’s and the Subsidiary Guarantors’ assets now owned or acquired in the future by the Company or the Subsidiary Guarantors (other than real property, accounts receivable sold pursuant to the Company’s Existing Receivables Facility (as defined in the Indenture), and certain other excluded assets). The Company’s obligations with respect to the 2030 Notes, the obligations of the Subsidiary Guarantors under the Guarantees, and the performance of all of the Company’s and the Subsidiary Guarantors’ other obligations under the Indenture are secured equally and ratably with the Company’s and the Subsidiary Guarantors’ obligations under the Senior Credit Facility, the Company’s outstanding 4.750% Senior Secured Notes due 2022 (the “Existing 2022 Notes”) (until such Existing 2022 Notes are redeemed on September 28, 2020 pursuant to the Company’s Notice of Redemption issued on August 27, 2020) and the Company’s outstanding 5.000% Senior Secured Notes due 2026 (the “Existing 2026 Notes”) by a perfected first-priority security interest, subject to permitted liens, in the collateral owned by the Company and its guarantors, whether now owned or hereafter acquired. However, the liens on the collateral securing the 2030 Notes and the Guarantees will be released if (i)(x) the 2030 Notes have investment grade ratings, (y) no default has occurred and is continuing and (z) the liens on the collateral securing all first lien obligations (including the Senior Credit Facility and the Existing 2026 Notes) and any junior lien obligations are released or (ii) the collateral under the Senior Credit Facility, any other first lien obligations and any junior lien obligations is released or no longer required to be pledged. The liens on any collateral securing the 2030 Notes and the Guarantees will also be released if the liens on that collateral securing the Senior Credit Facility, other first lien obligations and any junior lien obligations are released.

Ranking. The 2030 Notes and the Guarantees are the Company’s and the Subsidiary Guarantors’ senior secured obligations and (i) rank senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated indebtedness, (ii) rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior indebtedness, (iii) rank equally with the Company’s obligations under the Senior Credit Facility and the Existing 2026 Notes to the extent of the value of the collateral, (iv) rank effectively senior to the Company’s and the Subsidiary Guarantors’ existing and future unsecured debt to the extent of the value of the assets securing the 2030 Notes and the Guarantees, (v) effectively rank equal to all future debt that shares in the first-priority liens that secure the 2030 Notes and (vi) are structurally subordinated to obligations of the Company’s non-guarantor subsidiaries.

Interest and Maturity. Interest on the 2030 Notes accrues from September 21, 2020 and is payable on April 15 and October 15, commencing April 15, 2021, until the maturity date of October 15, 2030.

Certain Covenants. The terms of the Indenture, among other things, limit the Company’s ability and the ability of its subsidiaries to consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, create mortgages on certain principal properties to secure debt and engage in certain sale and lease-back transactions.

Events of Default. The Indenture provide for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: (i) failure to pay the principal or any premium on the 2030 Notes when due; (ii) failure to pay any interest (or additional interest as required by the Registration Rights Agreement as described below under the heading “Registration Rights Agreement”) on the 2030 Notes when due, and such default continues for a period of 30 days; (iii) failure to perform, or the breach of, any of the Company’s other applicable covenants or warranties in the Indenture, and such default continues for a period of 60 days after written notice by holders of at least 10% in principal amount of the outstanding 2030 Notes; (iv) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries), subject to additional conditions described in the Indenture; (v) failure by the Company or any significant subsidiary or group of restricted subsidiaries that taken together would constitute a significant subsidiary to pay final judgments aggregating in excess of $50.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final; (vi) certain events in bankruptcy, insolvency or reorganization described in the Indenture with respect to the Company or any significant subsidiary or group of restricted subsidiaries that taken together would constitute a significant subsidiary; (vii) the Guarantee of a significant subsidiary or group of Subsidiary Guarantors that taken together would constitute a significant subsidiary ceases to be in full force and effect or declared null and void or any responsible officer of a Subsidiary Guarantor that is a significant subsidiary or group of Subsidiary Guarantors that taken together would constitute a significant subsidiary denies liability under its Guarantee, except in accordance with the Indenture and (viii) the security interest with respect to collateral having a fair market value in excess of $100 million ceases to be in full force and effect or is declared invalid or invalid or unenforceable, except in accordance with the Indenture. In the case of an event of default (other than certain events in bankruptcy, insolvency or reorganization), the trustee or the holders of at least 25% in principal amount of the then outstanding 2030 Notes may declare all the 2030 Notes to be due and payable immediately. In the case of an event of default constituting an event of bankruptcy, insolvency or reorganization, all the 2030 Notes shall immediately become due and payable, without action by the trustee or the holders of the 2030 Notes.

Optional Redemption. The Company may redeem some or all of the 2030 Notes at any time prior to July 15, 2030, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, plus a “make whole” premium.

Change of Control Offer. Upon the occurrence of certain kinds of changes of control, holders of the 2030 Notes will have the right to cause the Company to repurchase some or all of their 2030 Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date. However, this change of control offer provision will be suspended during any period in which the 2030 Notes have investment grade ratings from both Moody’s and S&P.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of the 2030 Notes. The Indenture is filed with this Current Report on Form 8-K as Exhibit 4.1, and is incorporated herein by reference.

In addition, an Additional Authorized Representative Joinder Agreement, dated as of September 21, 2020, among the Company, the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, the Authorized Representatives specified therein and MUFG Union Bank, N.A., as trustee, as an Additional Authorized Representative, relating to the guarantees and collateral described above, is filed with this Current Report on Form 8-K as Exhibit 4.2.

Registration Rights Agreement

On September 21, 2020, in connection with the issuance of the 2030 Notes, the Company, the Subsidiary Guarantors and the Representatives, as representatives of the several Initial Purchasers, entered into a Registration Rights Agreement (the “Registration Rights Agreement”), whereby the Company and the Subsidiary Guarantors have agreed, at their expense, to use commercially reasonable best efforts to (i) cause to be filed a registration statement enabling the holders to exchange the 2030 Notes and Guarantees for registered senior secured notes issued by the Company and guaranteed by the then Subsidiary Guarantors under the Indenture (the “Exchange Securities”), containing terms identical to those of the 2030 Notes (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with the Registration Rights Agreement), (ii) cause the registration statement to become effective, (iii) complete the exchange offer not later than 60 days after such effective date and in any event on or prior to a target registration date of March 21, 2023 and (iv) file a shelf registration statement for the resale of the 2030 Notes if the exchange offer cannot be effected within the time periods listed above. The interest rate on the 2030 Notes will increase and additional interest thereon will be payable if the Company does not comply with its obligations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates, for which they have received or will receive customary fees and expenses. In particular, JPMorgan Chase Bank, N.A. and an affiliate of BofA Securities, Inc. acted as joint lead arrangers of the Senior Credit Facility, JPMorgan Chase Bank, N.A. acts as administrative agent and Collateral Agent under the Senior Credit Facility, and affiliates of certain of the Initial Purchasers are lenders under the Senior Credit Facility. Affiliates of certain of the Initial Purchasers act as buyers of receivables under the Existing Receivables Facility. MUFG Union Bank, N.A., an affiliate of one of the Initial Purchasers, is the Trustee with respect to the 2030 Notes, and acts as trustee under the indentures for the Existing 2022 Notes and the Existing 2026 Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 under the subheadings “Issuance of 2.650% Senior Secured Notes due 2030,” and “Indenture and the 2030 Notes” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of September 21, 2020, by and among the Company, the Subsidiary Guarantors party thereto, MUFG Union Bank, N.A., as trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

4.2

Additional Authorized Representative Joinder Agreement, dated as of September 21, 2020, among the Company, the Subsidiary Guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, the Authorized Representatives specified therein and MUFG Union Bank, N.A., as trustee, as an Additional Authorized Representative.

10.1

Registration Rights Agreement, dated as of September 21, 2020, by and among the Company, the Subsidiary Guarantors party thereto, and J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several Initial Purchasers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: September 21, 2020